ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement ("Agreement") is entered into as of October 23, 1997, by and among Greater Philadelphia Venture Capital Corporation, Inc. ("Assignor") and Alfred C. Liggins ("Assignee").

                                   WITNESSETH:

     1. Assignment. Assignor for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, does hereby CONVEY, ASSIGN, TRANSFER and SET OVER unto Assignee, and Assignee's successors and assigns, all of Assignor's right, title and interest in and to (collectively, the "Assigned Interests") (i) that certain Preferred Stockholders' Agreement, made as of May 14, 1997, by and among the Investors named therein (the "Investors"), Radio One, Inc., a Delaware corporation (the "Company"). Radio One Licenses, Inc., a Delaware corporation ("ROL") and Alfred
C. Liggins, Catherine L. Hughes and Jerry A. Moore, III (hereinafter referred to collectively as the "Management Stockholders") as amended from time to time (the "Preferred Stockholders' Agreement") and (ii) that certain Warrantholders'
Agreement, dated as of June 6, 1995, among the Company, the Management Stockholders and the Investors, as amended by that certain First Amendment to Warrantholders' Agreement, dated as of May 19, 1997 and as otherwise amended from time to time (the "Warrant Agreement"). The Preferred Stockholders' Agreement and the Warrant Agreement are hereinafter sometimes collectively referred to as, the "Assigned Documents". From and after the date hereof, Assignee shall have all of the rights, liabilities and obligations of a "Series A Preferred Investor" or an "Investor" (as such terms are defined in the Warrant Agreement), as applicable, under the Assigned Documents, including the right to vote or make any election allowed under the Assigned Documents, and Assignor shall have no further rights thereunder.

     2. Representations of Assignor. Assignor hereby represents and warrants to Assignee as follows:

          (a) Assignor is (i) the owner and holder of 2,359.67 shares of 15% Series A Cumulative Redeemable Preferred Stock of the Company, par value
     $.01 per share (the "Preferred Stock") and a warrant (the "Warrant") for .97 shares of common stock in the Company (the "Securities"), (ii) a party to the Assigned Documents with all rights thereunder in favor of a Series A Preferred Investor, Investor or Original Investor, as the case may be, and
     (iii) has full legal and equitable title to the Securities and has full right and authority to transfer the Securities and to assign the Assigned Interests, to Assignee. Assignor has the right to assign the Assigned Documents as contemplated hereby and Assignor has in no way heretofore encumbered Assignor's rights in connection with the Securities or the Assigned Documents.

          (b) No other person has any interest of any kind in the Securities or in the Assigned Interests, and there is no security interest or other encumbrance presently

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     outstanding  against the  Securities  (other than to  NationsBank of Texas,
     N.A. with respect to the Warrant).

          (c) The Securities constitute the entire interest of Assignor in the Company.

          (d) To the best of Assignor's Knowledge, each of the Assigned Documents is a valid and binding agreement of the parties thereto enforceable against them in accordance with their respective terms, and no breach or default exists with respect to either of them, and no event has occurred which, after the giving of notice or the passage of time or otherwise, will result in any such breach or default.

     3. Warranty. Assignor hereby agrees that Assignor will warrant and defend title to the Securities and the Assigned Interests against the claims of all persons whomsoever claiming or to claim the same or any part thereof.

     4. Indemnification. Assignor hereby agrees to indemnify, defend and hold harmless Assignee and Assignee's heirs, legal representatives, successors and assigns (collectively, the "Indemnified Parties") and individually, an ("Indemnified Party"), from and against, and to reimburse any Indemnified Party with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and court costs) asserted against or incurred by any Indemnified Party by reason or arising out of, Assignor's ownership of the Assigned Interests.

     5. Further Assurances. In addition to the obligations required to be performed hereunder by Assignor, Assignor further covenants and agrees that Assignor shall do or cause to be done all such further acts and shall execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, any and all such further assignments, transfers, conveyances, assurances, and other instruments as Assignee may reasonably require (i) for the better assuring, assigning, transferring and conveying unto Assignee the Securities and the Assigned Interests; and (ii) to protect the right, title and interest of Assignee in and to, and Assignee's enjoyment of, the Securities and the Assigned Interests; all such further acts, deeds, assignments, transfers, conveyances, assurances and other instruments shall be effective as of and retroactive to the effective date hereof.

     6. Miscellaneous.

          (a) Entire Agreement. This Agreement supersedes any prior understandings or oral agreements among the parties respecting the subject matter hereof and constitutes the entire understanding and agreement among the parties with respect to the subject matter hereof. This Agreement may be amended or modified only by written agreement executed by all parties hereto.

          (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

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          (c) Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives successors, partners, transferees and assigns.

          (d) Gender. Whenever the context of this Agreement requires, all words of any gender herein shall be deemed to include each other gender, and all singular words shall include the plural and vice versa.

          (e)   Counterparts.   This  Agreement  may  be  executed  in  multiple
     counterparts, each of which shall constitute an original, but all in the aggregate shall constitute but one agreement.



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     IN WITNESS WHEREOF,  this Agreement is executed by Assignor and Assignee as of the date first above written.

                                              ASSIGNOR:

                                              GREATER PHILADELPHIA VENTURE
                                              CAPITAL CORPORATION, INC.

                                              By: ______________________________
                                              Name:  ___________________________
                                              Title:  __________________________

                                              ASSIGNEE:

                                              ----------------------------------
                                              Alfred C. Liggins


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